Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Related to a Periodic Report Containing Financial Statements

We, William J. Reuter, Chief Executive Officer, and Drew K. Hostetter, Chief Financial Officer, of Susquehanna Bancshares, Inc. (the “Company”), hereby certify that, based on our knowledge:

(1) The Company’s report containing financial statements on Form 10-Q for the period ended September 30, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of November 5, 2012

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ William J. Reuter	/s/ Drew K. Hostetter
William J. Reuter	Drew K. Hostetter